-------------------------------------------------------------------------------

                               IMMUNOMEDICS, INC.
                                300 American Road
                         Morris Plains, New Jersey 07950

                               -------------------
                                 PROXY STATEMENT
                               -------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                December 6, 2000


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of IMMUNOMEDICS, INC. (the "Company") will be held at the Company's offices at 300 American Road, Morris Plains, New Jersey 07950, on Wednesday, December 6, 2000, at 10:00 a.m., for the following purposes:

     1.   To elect four Directors;

     2. To ratify the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending June 30, 2001;

     3 To consider and act upon a proposal to amend the 1992 Stock Option Plan to authorize and issue an additional five million shares of Common Stock.

     4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on October 16, 2000 as the record date for determining all stockholders entitled to receive notice of the Annual Meeting and to vote at such meeting or any adjournment or adjournments thereof.

     The Board of Directors appreciates and welcomes stockholder participation in the Company's affairs. Whether or not you plan to attend the Annual Meeting, please vote by completing, signing and dating the enclosed proxy and returning it promptly to the Company in the enclosed self-addressed, postage-prepaid envelope. If you attend the meeting, you may revoke your proxy and vote your shares in person.


                                       By Order of the Board of Directors,


                                       PHYLLIS PARKER,
                                       Secretary




October 18, 2000

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                               IMMUNOMEDICS, INC.
                                300 American Road
                         Morris Plains, New Jersey 07950

                              -------------------
                                 PROXY STATEMENT
                              -------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                December 6, 2000


General Information

     This Proxy Statement is furnished to the stockholders of Immunomedics, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at the Annual Meeting of Stockholders of the Company to be held on December 6, 2000, and any adjournment or adjournments thereof (the "Annual Meeting"). A copy of the notice of meeting, the Company's Annual Report for the fiscal year ended June 30, 2000 and form of proxy accompany this Proxy Statement and are first being sent to stockholders on or about October 20, 2000.

     Only stockholders of record at the close of business on October 16, 2000, the record date for the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting. On the record date, there were issued and outstanding 49,486,621 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"). Each share of Common Stock entitles the holder to one vote with respect to each of the matters to be voted upon at the Annual
Meeting. The Common Stock is the only class of outstanding securities of the Company entitled to vote at the Annual Meeting.

     Presence in person or by proxy of the holders of 24,743,311 shares of Common Stock will constitute a quorum at the Annual Meeting. Assuming a quorum is present, the affirmative vote of the holders of at least a majority of votes present and entitled to be cast at the Annual Meeting is required for (i) the election of Directors, (ii) the ratification of the selection of KPMG LLP as independent auditors for the current fiscal year, (iii) amendment of the 1992 Stock Option Plan to authorize and issue an additional five million shares of Common Stock, and (iv) except as otherwise required by Delaware Law or the Company's Certificate of Incorporation, any other matters that properly come before the meeting. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder's shares will not be voted on such matter. Abstentions may be specified on all proposals submitted to a stockholder vote other than the election of directors. Abstentions will be counted as present for purposes of determining the existence of a quorum regarding the proposal on which the abstention is noted. Thus, an abstention from voting on a matter has the same legal effect as a vote "against" the matter, even though a stockholder may interpret such action differently. A proxy submitted by a stockholder also may indicate that all or a portion of the shares represented by such proxy are not being voted by such stockholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain matters in the absence of instructions from the beneficial owner of the shares.

     If a proxy in the accompanying form is properly executed and returned, the shares represented thereby will be voted as instructed in the proxy. If no instructions are given, the persons named in the proxy intend to vote in favor of (i) the nominees for election as Directors as set forth below and (ii) the ratification of the selection of KPMG LLP as independent auditors for the current fiscal year, and (iii) amendment of the 1992 Stock Option Plan to authorize and issue an additional 5 million shares of common stock.

     Brokers holding shares in street name, who do not receive instructions, are entitled to vote on the election of Directors and ratification of the appointment of the independent auditors, since such matters are considered to be routine. Since a broker is not required to vote shares held in "street name" in the absence of instructions from the beneficial stockholder, a stockholder's failure to instruct his broker may result in the stockholder's shares not being voted.

     The Company will bear the costs of solicitation of proxies. Following the mailing of proxy soliciting material, proxies may also be solicited by directors, officers and regular employees of the Company in writing. The Company will also reimburse persons holding stock for others in their names or in those of their nominees for their reasonable expenses in sending proxy material to their principals and obtaining their proxies.

The Proxy

     Each proxy granted may be revoked by the person granting it at any time before it is voted by (i) by giving timely written notice to such effect to the Secretary of the Company, (ii) by execution and delivery of a proxy bearing a later date, or (iii) by attendance and voting in person at the Annual Meeting, except as to any matter upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred such proxy. The mere presence at the Annual Meeting of a person appointing a proxy does not revoke the appointment.

     Each shareholder entitled to vote at the annual meeting may authorize another person or persons to act for him by proxy. This proxy shall be executed in writing by the shareholder or the shareholder's agent.

     The proxy shall not be revoked by death or incapacity of the shareholder; but shall continue to be in force until revoked by the personal representative or guardian of the shareholder. The presence at any meeting of a shareholder who has given a proxy does not revoke the proxy unless the shareholder files written notice of the revocation with the secretary of the meeting prior to the voting of the proxy or votes the shares subject to the proxy by written ballot.

     A person named in a proxy as the attorney or agent of a shareholder may, if the proxy so provides, substitute another person to act in his place, including any other person named as an attorney or agent in the same proxy. The substitution shall not be effective until an instrument effecting it is filed with the secretary of the corporation.

Beneficial Ownership of Securities and Voting Rights

     There were outstanding and entitled to vote as of the record date, October 16, 2000, 49,486,621 shares of Common Stock of the Company. The holders of a majority in interest of all the stock of the Company entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of business.

     The holders of Common Stock are entitled to one vote per share.

     A stockholder may withhold votes from any or all nominees. Except to the extent that a stockholder withholds votes from any or all nominees, the persons named in the proxy card, in their sole discretion, will vote such proxy for and, if necessary, exercise cumulative voting rights to secure the election of the nominees listed below as directors of the Company.

     In the event that any of the nominees becomes unavailable for election, which the Company does not expect, it is intended that, pursuant to the accompanying proxy, votes will be cast for such substitute nominee or nominees as may be designated by the Board of Directors, unless the Board of Directors reduces the number of directors.

     The persons named in the accompanying proxy will vote such proxy in accordance with the specification made with respect to each of the other proposals or, if no specification is made, for the proposals to ratify the appointment of KPMG LLP as the Company's independent auditors for the current fiscal year and to approve amendment of the 1992 Stock Option Plan to authorize and issue an additional 5 million shares of Common Stock. A majority of the votes cast by holders of Common Stock is required for approval of these proposals. Abstentions and broker non-votes are not counted as votes cast on any matter to which they relate.

     Any proxy cards returned without specification will be voted as to each proposal in accordance with the recommendation of the Board of Directors.

                            1. ELECTION OF DIRECTORS

Nominees

     The Certificate of Incorporation of the Company provides that the number of Directors of the Company shall be fixed by resolution of the Board of Directors. Such number currently has been fixed at five persons. At the Annual Meeting, four persons will be elected to the Board of Directors to serve until the next annual meeting and until their successors have been elected and qualified. The persons named as proxies in the accompanying proxy intend to vote for these nominees of the Board of Directors or, if any of the nominees should be unable to serve, for such substitute nominee(s) as the Board of Directors then may propose.

     The following table sets forth information about the nominees, each of whom is currently serving as a Director of the Company:

                                                                                 Year First
                                                                                 Elected to
                                                                                  Board of
  Name                          Age        Positions with the Company            Directors
 ----------------------        -----    --------------------------------        -----------
 David M. Goldenberg..........  62      Chairman of the Board, Chief Executive
                                        Officer and Director(1)(6)                 1982

 Morton Coleman...............  61      Director (2)(3)(5)                         2000

 Marvin E. Jaffe..............  64      Director(2)(5)(6)                          1994

 Richard R. Pivirotto.........  70      Director(1)(2)(3)(4)(6)                    1991


(1)  Executive Committee member

(2)  Audit Committee member

(3)  Compensation Committee member

(4)  Finance Committee member

(5)  Research Review Committee member

(6)  Governance & Nominating Committee member

     Each current Director was elected as such at the Annual Meeting held on December 1, 1999, except for Dr. Morton Coleman who was elected in January 2000. There are no family relationships between directors and executive officers except that Dr. Goldenberg and Ms. Sullivan are husband and wife.

     Dr. David M. Goldenberg founded the Company in July, 1982, and since that time, has been Chairman of the Board of the Company. Dr. Goldenberg served as Chief Executive Officer from July, 1982, through July, 1992; from February, 1994 through May, 1998, and resumed his responsibilities as Chief Executive Officer effective July,1999. Dr. Goldenberg was Professor of Pathology at the University of Kentucky Medical Center from 1973 until 1983 and Director of such University's Division of Experimental Pathology from 1976 until 1983. From 1975 to 1980, he also served as Executive Director of the Ephraim McDowell Community Cancer Network, Inc., and from 1978 to 1980 he was President of the Ephraim McDowell Cancer Research Foundation, Inc., both in Lexington, Kentucky. Dr. Goldenberg is a graduate of the University of Chicago College and Division of Biological Sciences (B.S.), the University of Erlangen-Nuremberg (Germany) Faculty of Natural Sciences (Sc.D.), and the University of Heidelberg (Germany) School of Medicine (M.D.). He has written or co-authored more than 950 articles, book chapters and abstracts on cancer research, detection and treatment, and has researched and written extensively in the area of radioimmunodetection using radiolabeled antibodies. In addition to his employment with the Company, Dr. Goldenberg is President of The Center for Molecular Medicine and Immunology ("CMMI"), an independent non-profit research center (also knows as the Garden State Cancer Center). He also holds the positions of Adjunct Professor of Microbiology and Immunology with the New York Medical College in Valhalla, N.Y. In 1985 and again in 1992, Dr. Goldenberg received an "Outstanding Investigator" grant award from the National Cancer Institute for his work in radioimmunodetection and, in 1986, he received the New Jersey Pride Award in Science and Technology. Dr. Goldenberg was honored as the ninth Herz Lecturer of the Tel Aviv University Faculty of Life Sciences. In addition, Dr. Goldenberg received the 1991 Mayneord 3M Award and Lectureship of the British Institute of Radiology for his contributions to the development of radiolabeled monoclonal antibodies used in the imaging and treatment of cancer. He was also named the co-recipient of the 1994 Abbott Award by the International Society for Oncodevelopmental Biology and Medicine. Dr. Goldenberg also serves as Chairman of the Board of IBC Pharmaceuticals, LLC.

     Dr. Morton Coleman has been Clinical Professor of Medicine at the Weill Medical College of Cornell University since 1986 and the Director of the Center for Lymphoma and Myeloma in the Division of Hematology-Oncology since 1997, at New York Presbyterian Hospital-Cornell Medical Center. Dr. Coleman is Chairman of the Board of Directors of the Fund for Blood and Cancer Research, Member of the Clinical Practice Committee of the American Society of Clinical Oncology, Associate Editor of Cancer Investigation, past President of the New York Cancer Society, Chairman of the Board of Directors of Affiliated Physicians Network, Inc., Chairman of the Medical Advisory Board and on the Board of Directors of The Cure for Lymphoma Foundation, and a member of the Lymphoma Core Committee of Cancer and Leukemia Group B, among other distinguished appointments.

     Dr. Marvin E. Jaffe has been a consultant to the health care industry since April 1994. From August 1988 until March 1994 he was president of the RW Johnson Pharmaceutical Research Institute, where he was responsible for the global research and development activities of a group of Johnson & Johnson companies including Ortho and McNeil Pharmaceutical, Ortho Biotech and Cilag. Prior to joining Johnson & Johnson, Dr. Jaffe held senior positions in drug development at Merck & Co., Inc. He also serves as a Director of Celltech Group, plc, a biopharmaceutical company, Matrix Pharmaceuticals, Inc., a biotechnology company involved in development of anti-cancer products, and Vernalis Group, plc, a biopharmaceutical company focussing on neurological diseases.

     Richard R. Pivirotto has been the President of Richard R. Pivirotto Company, Inc., a management consulting firm in Greenwich, Connecticut, since
1981 and is also a director of Yale New Haven Health Services, Inc. Prior thereto, until 1981, Mr. Pivirotto had served as President and Chairman of Associated Dry Goods Corp., a chain of retail department stores, of which he also served as a Director until 1986. Mr. Pivirotto also serves as a member of the Board of Directors of General American Investors Company, Inc., a closed-end diversified management investment company, The Gillette Company, a consumer products company, The New York Life Insurance Company, a life insurance company, and The Greenwich Bank & Trust Co., a financial institution. Mr. Pivirotto serves as a Trustee of Greenwich Hospital Corp., a Trustee Emeritus of Princeton University, as well as a Trustee of General Theological Seminary. Mr. Pivirotto was a Trustee of The Center for Molecular Medicine and Immunology from September 1989 until October 1991.

     As to each proposal which is submitted to vote of the security holders a simple majority of shares outstanding and eligible to vote will suffice for approval.

     American Stock Transfer and Trust Company will count the votes. There will be a pre meeting count and then a final count on the day of the meeting. American Stock Transfer Company will report the vote to the Secretary of the Company.

     The Board of Directors recommends that stockholders vote FOR the election of each of the nominees named herein.

Additional Information with respect to the Board of Directors and its Committees

     During the fiscal year ended June 30, 2000, the Board of Directors met nine times. There are six standing committees of the Board of Directors which are described below. During the fiscal year ended June 30, 2000, each Director attended at least 75% of the aggregate of (i) all Board meetings, and (ii) all Committee meetings of which he was a member (held during the period he was a director or member).

     The Executive Committee has all the power and authority to act on behalf of the Board of Directors, to the extent permitted under Delaware law, in all matters not designated to other committees. During the fiscal year ended June 30, 2000, the Executive Committee did not meet. Principal functions of the other standing committees of the Board of Directors are summarized below:

     The Audit Committee reviews the audited financial statements of the Company, reviews with the Company's independent auditors the scope and results of the audit engagement and recommends to the Board of Directors the employment and termination of such auditors. During the fiscal year ended June 30, 2000, the Audit Committee held four meetings. The Audit Committee has adopted a formal written charter.

     The Compensation Committee administers and interprets the Company's 1983 and 1992 Stock Option Plans, approves options granted thereunder and reviews standards and policies for compensation and fringe benefit programs for the Company's employees See "Executive Compensation and Certain Relationships." During the fiscal year ended June 30, 2000, the Compensation Committee held four meetings.

     The Finance Committee investigates new sources of capital and oversees decisions regarding investment of the Company's funds. During the fiscal year ended June 30, 2000, the Finance Committee held four meetings.

     The Research Review Committee reviews research initiatives of the Company and administers the Company's obligations under an agreement with CMMI concerning the allocation of research projects. During the fiscal year ended June 30, 2000, the Research Review Committee did not meet and the functions thereof were performed by the Board of Directors.

     The Governance and Nominating Committee considers and recommends to the Board of Directors candidates for nomination to the Board of Directors. During the fiscal year ended June 30, 2000, the Governance and Nominating Committee did not meet and the functions thereof were performed by the Board of Directors.

     The Company pays each of its non-employee Directors an annual fee of $5,000, plus a per diem allowance of $1,000 for attendance at meetings and committees thereof, and $500 per telephone conference. Directors are also reimbursed for their out-of-pocket expenses incurred in attending such meetings. In addition, in accordance with the terms of the 1992 Stock Option Plan, each non-employee Director is granted, on the first business day of July of each year, an option to purchase shares of the Company's common stock at the then prevailing fair market value. The amount of the amount of shares issued is determined at the discretion of the Company's Board of Directors. On July 1, 2000, options to purchase 90,000 shares of common stock in the aggregate were granted to the Company's then non-employee Directors. See "Employee Compensation and Certain Relationships--Stock Option Plan".

Compensation Committee Interlocks and Insider Participation

     During fiscal 2000, the Compensation Committee of the Board of Directors consisted of Messrs. Morton Coleman, Richard Pivirotto and Richard Williams, each of whom was an outside Director during fiscal 2000.

Section 16(a) Beneficial Ownership Reporting Compliance

     Based solely upon a review of Forms 3, 4 and 5 filed with the Securities and Exchange Commission and the Company under the Securities Exchange Act of 1934 (the "Exchange Act") and a review of written representations received by the Company, no person who at any time during fiscal 2000 was a Director, Executive Officer or beneficial owner of more than 10% of the outstanding shares of Common Stock failed to file, on a timely basis, reports required by Section 16(a) of the Exchange Act.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of October 16, 2000, information regarding the beneficial ownership of Common Stock (i) by each current Director (each of whom is a nominee for election at the Annual Meeting), (ii) by each Executive Officer listed in the Summary Compensation Table, (iii) by all current Directors and Executive Officers as a group (seven persons), and (iv) by each person or group known by the Company to own beneficially in excess of five percent of the Common Stock:

                                                                                   Number of
                                                                                   Shares of              Percent
                  Name(1)                                                         Common Stock            of Class
     -------------------------                                                  ----------------        ------------
      David M. Goldenberg......................................................  11,900,213(2)             23.6%
      Cynthia L. Sullivan......................................................  11,900,213(2)             23.6%
      Morton Coleman...........................................................     104,000(3)                *
      Marvin E. Jaffe..........................................................      27,700(4)                *
      Richard R. Pivirotto.....................................................      57,500(5)                *
      Richard C. Williams......................................................      20,000(5)                *
      Hans J. Hansen...........................................................      54,300(6)                *
      Joseph E. Presslitz......................................................           0                   *
      All Directors and Executive Officers as a group..........................  12,163,713(7)             24.1%


(1) Unless otherwise noted, the stockholders identified in this table have sole voting and investment power. The address of each of the stockholders listed in the above table who own more than 5% of the Common Stock is c/o Immunomedics, Inc., 300 American Road, Morris Plains, New Jersey 07950. All information in the table is based upon reports filed by such persons with the Securities and Exchange Commission and the Company and upon the 2000 Questionnaire for Directors, Officers and Five Percent Stockholders submitted by such persons to the Company in connection with the preparation of this Proxy Statement.

(2) Consists of 6,604,302 shares held by Dr. Goldenberg, 200,000 shares held by Escalon Corp., 52,525 shares held by Escalon Foundation ( "Escalon"), Companies wholly-owned by Dr. Goldenberg, 3,820,886 shares as to which Dr. Goldenberg has the voting or dispositive power pursuant to a power of attorney granted to him by certain of his children or as trustee for a trust for their benefit, 634,369 shares as to which Dr. Goldenberg has voting power pursuant to an agreement with Hildegard Gruenbaum (his former spouse), 462,500 shares which may be acquired by Dr. Goldenberg upon exercise of options which are presently exercisable or will become exercisable within 60 days of the date hereof, 21,931 shares held by Ms. Sullivan, 21,200 shares to which Ms. Sullivan has the voting or dispositive power pursuant to a power of attorney granted to her by certain of her children or as trustee for a trust for their benefit, and 82,500 shares which may be acquired by Ms. Sullivan upon exercise of options which are presently exercisable or will become exercisable within 60 days of the date hereof. Dr. Goldenberg and Ms. Sullivan are husband and wife and each of them disclaims beneficial ownership of the shares held by the other. Dr. Goldenberg also disclaims beneficial ownership with respect to all shares owned by his children or Mrs. Gruenbaum. (See "Executive Compensation and Certain Relationships").

(3) Consists of 104,000 shares held by Dr. Coleman pursuant to the power of attorney granted to him by certain of his children and other family members or as trustee for a trust for their benefit.

(4) Consists of 200 shares held directly by Dr. Jaffe and 27,500 shares which may be acquired by him upon the exercise of options which are presently exercisable or will become exercisable within 60 days of the date hereof. (See "Executive Compensation and Certain Relationships").

(5) Represents shares which may be acquired upon the exercise of options which are presently exercisable or will become exercisable within 60 days of the date hereof. (See "Executive Compensation and Certain Relationships").

(6) Consists of 1,000 shares held by Dr. Hansen, 52,500 shares which may be acquired by him upon exercise of options which are presently exercisable or will become exercisable within 60 days of the date hereof, and 800 shares held by Dr. Hansen's wife. Dr. Hansen disclaims beneficial ownership with respect to all shares owned by his wife. (See "Executive Compensation and Certain Relationships").

(7)  Consists of shares referenced in notes (2) through (6).

(*)  Less than 1%.

     The Company does not know of any arrangements, including a pledge by any person of securities of the Company, the operation of which at a subsequent date may result in a change in control of the Company.

                EXECUTIVE COMPENSATION AND CERTAIN RELATIONSHIPS

Compensation Committee Report

     The material in this report and in the performance graph is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

Compensation Committee Responsibilities

     The Company's compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"), which is currently comprised of two non-employee Directors. All actions of the Committee are presented to the Board of Directors for ratification. The Committee reviews and determines the salaries for corporate officers and key employees and reviews and determines, by grade levels, employees who are eligible to participate in the Company's incentive compensation plans. The Committee also oversees management of the 1992 Option Plan, including the granting and certain terms of stock options, and all other compensation and benefit plans. The Committee oversees salary grade administration for the entire Company, which is used for establishing merit increases and starting salaries for new employees and is the basis for compensation reviews for all officers of the Company, including the Chief Executive Officer. When deemed appropriate, the Committee also consults with independent outside advisors for guidance on executive compensation issues.

Compensation Policies

     The primary objective of the Company's compensation program is to offer competitive compensation packages to attract, retain and motivate Company employees. To achieve this objective, industry and regional compensation surveys are used to help ensure that the Company's salary structure is competitive with other biopharmaceutical companies of comparable size and stage of development, both within and outside of the Company's geographical area. These surveys, in conjunction with the Company's overall financial condition, are also used in the process of determining annual merit increases for all employees.

     The Company's compensation program currently consists of an annual base salary, in certain select instances cash bonuses and, for employees at manager level and above, annual awards of stock options. Initially, when an executive is hired, a compensation package is developed based on the qualifications and experience the individual brings to the Company. In certain instances, the Company cannot match the cash compensation offered by large pharmaceutical companies and larger biopharmaceutical companies and, therefore, supplements salary with sizable grants of stock options. In addition, annual grants of stock options are awarded based on the individual's and the Company's performance. The Company believes that this granting of stock options provides an opportunity for financial rewards not offered, either generally or to the same extent, in larger, more mature companies. However, these options will only be of real value if the Company is successful in achieving its business objectives, thereby increasing stockholder value. Consequently, the employee's financial rewards are closely aligned with the Company's performance and the value created for stockholders.

     Each year the executive receives an appraisal assessing the extent to which pre-established individual goals have been achieved and the extent to which the individual contributed to the overall success of the Company. This appraisal process is reviewed in light of the Company's success in achieving its overall business objectives. The executive's annual merit adjustment and stock option award are derived from this appraisal process.

Chief Executive Officer's Compensation

     The compensation of David M. Goldenberg, the Company's current Chief Executive Officer, who resumed his duties in this capacity effective July 1999, is administered pursuant to a five-year employment contract, which was negotiated at arms-length and entered into between Dr. Goldenberg and the Company on November 1, 1993 (see "Amended and Restated Employment Agreement with Dr. Goldenberg"). Dr. Goldenberg's employment agreement has been extended for a five-year period which expires on October 31, 2003. Pursuant to the employment contract, Dr. Goldenberg is to receive an annual base salary of not less than $220,000 and may receive annual grants of stock options and/or a cash bonus, if the performance of his duties are to the Board's satisfaction.

     Dr. Goldenberg's annual base salary effective July 2000 increased from $265,000 to $300,000. Effective May 18, 2000, in recognition of his accomplishments, Dr. Goldenberg was granted an option to purchase 250,000 shares of common stock pursuant to the 1992 Option Plan which are subject to shareholder approval at the Company's annual meeting. The growth of the Company's operations over the past year, under Dr. Goldenberg's leadership, was reviewed with specific reference to the extent to which he contributed to the overall success of the Company's achievement of its objectives. Specific consideration was given to the progress made in the Company's transition to a sales and marketing organization, the continuing in research and development programs, clinical and regulatory activities, financing and adherence to budget. In addition, Dr. Goldenberg's total compensation was reviewed based on the experience he brings to the Company and the salaries paid to Chief Executive Officers of other biopharmaceutical companies of similar size and stage of development.


                                       Compensation Committee,


                                       MORTON COLEMAN
                                       RICHARD R. PIVIROTTO

Compensation of Executive Officers

     The  following  table sets forth  information  regarding  compensation  for services rendered, in all capacities, awarded or paid to or earned by each person who served as the Chief Executive Officer during fiscal 2000 and each of the other Executive Officers of the Company who received compensation from the Company aggregating at least $100,000 during the year ended June 30, 2000 (collectively, the "Named Executive Officers").

                                                     Summary Compensation Table

                                                                                                     Long-Term
                                                            Annual Compensation                    Compensation
                                             -------------------------------------------------    ---------------
                                                                                                    Securities         All Other
 Name, Principal                                                               Other Annual         Underlying        Compensation
 Position & Age                     Year      Salary($)(1)      Bonus($)      Compensation($)      Options(#)(4)          ($)
 -----------------------------     ------    --------------    ----------    -----------------    ---------------    --------------
 David M. Goldenberg..............  2000         267,000        440,000*         105,900(2)          250,000(5)        181,405(7)
   Chairman & Chief                 1999         263,667            ---          105,400(2)          150,000           181,511(7)
   Executive Officer - Age 62       1998         226,875            ---          105,400(2)          150,000           181,298(7)

 Cynthia L. Sullivan..............  2000         151,500        440,000*           3,000(3)          150,000(6)            ---
   Executive Vice President &       1999         130,942            ---              ---              30,000               ---
   Chief Operating                  1998         121,449            ---              ---              10,000               ---
   Officer - Age 44

 Hans J. Hansen...................  2000          89,574            ---              ---               8,000               ---
   Vice President, Research &       1999         177,146            ---              ---              10,000               ---
   Development - Age 67             1998          171,099           ---              ---              10,000               ---

 Joseph E. Presslitz(8)...........  2000          179,514           ---              ---                 ---               ---
   Vice President,                  1999          160,924           ---              ---               5,000               ---
   Regulatory Affairs - Age 58      1998          154,792           ---              ---              10,000               ---
------------------------------


(1) Includes contributions by the Company to its 401(k) Retirement Plan on Behalf of the Named Executive Officers.

(2) Includes (i) royalty payments in the amount of $100,000 paid pursuant to a patent license agreement and an employment agreement and (ii) an automobile allowance. (See "Agreements with Executive Officers").

(3)  Represents an automobile allowance.

(4) Represents non-qualified stock options granted pursuant to the 1992 Stock Option Plan. (See "Stock Option Plan").

(5)  Represents   options   granted  on  May  18,  2000  which  are  subject  to
     shareholders' approval at the Company's annual meeting.

(6) Represents options granted on May 18, 2000, 50% of which are subject to shareholders' approval at the Company's annual meeting.

(7) Includes (i) premiums of $156,000 paid each year on wholelife insurance policies maintained for the benefit of the Goldenberg Family Trust and (ii) premiums of $25,000 paid each year for life insurance policies maintained for the sole benefit of Dr. Goldenberg. (See "Agreements with Executive Officers").

(8)  Mr. Joseph E. Presslitz's employment terminated in May, 2000.

(*) Represents bonuses awarded in recognition for efforts with the Company's equity financings.

2. SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected KPMG LLP as the independent auditors to audit the books and accounts of the Company for the current fiscal year. KPMG LLP has served as such independent auditors since fiscal year 1992. One or more representatives of KPMG LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will respond to appropriate questions.

     As to each proposal which is submitted to vote of the security holders a simple majority of shares outstanding and eligible to vote will suffice for approval.

     American Stock Transfer and Trust Company will count the votes. There will be a pre-meeting count and then a final count on the day of the meeting. American Stock Transfer Company will report the vote to the Secretary of the Company.

     The Board of Directors recommends that the stockholders vote FOR approval of the selection of KPMG LLP as the Company's independent auditors.

3. STOCK OPTION PLAN

     There will be a proposal presented at the meeting to amend the 1992 Stock Option Plan ("the Plan"). The entire Plan is set forth in Exhibit A.

     All employees of the Company, members of the Company's Board of Directors, members of the Company's Scientific Advisory Board, and consultants to the Company are eligible to participate in the Plan. The Plan is intended to provide incentive to continue employment and dedication of such persons by enabling them to acquire a proprietary interest in the Company, and by offering comparable incentives to enable the Company to better attract, compete for and retain highly qualified employees and advisors. The Plan is currently being administered by the Compensation Committee of the Board of Directors (the "Committee"), currently comprised of three non-employee Directors of the Company. The Plan authorizes the issuance, within ten years from the date of its adoption, of options covering up to 3,000,000 shares of Common Stock, subject to adjustment in certain circumstances. On July 1, 1999, nonqualified stock options to purchase 80,000 shares of Common Stock were granted to the non-employee Directors of the Company at an exercise price of $1.44 per share.

     The following table sets forth certain information as to options granted pursuant to the Plan to each of the Named Executive Officers during the fiscal year ended June 30, 2000. All of such options were granted pursuant to the Plan by the Compensation Committee, are non-qualified stock options, have an option price equal to the closing market price on the date of grant and vest over a four-year period at the rate of 25% per year.

     In the fiscal year which ended June 30, 2000, the Company had sixty-five employees, no consultants, and two members of the Scientific Advisory Board.

     The Board of Directors Proposes to amend the Plan as follows: to authorize the issuance of an additional five million (5,000,000) shares of Common Stock;

     As to each proposal which is submitted to vote of the security holders a simple majority of shares outstanding and eligible to vote will suffice for approval.

     American Stock Transfer and Trust Company will count the votes. There will be a pre-meeting count and then a final count on the day of the meeting. American Stock Transfer Company will report the vote to the Secretary of the Company.

                                                Option Grants During Fiscal 2000
                                                                                                   Potential Realizable Value at
                                                   Individual Grants                               Assumed Annual Rates of Stock
                             -----------------------------------------------------------------     Price Appreciation for Option
                                               Percent of                                                    Term (1)
                                 Shares        Total Options                                      -------------------------------
                               Underlying       Granted to       Exercise                                  Option Term
                                 Options       Employees in        Price                          -------------------------------
   Name                        Granted (#)      Fiscal Year      ($/share)     Expiration Date        5% ($)         10% ($)
 ------------------------    --------------   ---------------   -----------   -----------------   --------------   --------------
 David M. Goldenberg.......     250,000(2)          40%            17.75           5/18/10          2,790,720        7,072,232
 Cynthia L. Sullivan.......     150,000(3)          24%            17.75           5/18/10          1,674,432        4,243,339
 Hans J. Hansen............       8,000              1%            17.75           5/18/10             89,303          226,311
 Joseph E. Presslitz.......           0              0%               --             --                   ---              ---
 ------------------------


(1) Amounts represent hypothetical gains that could be achieved from the exercise of the respective options and the subsequent sale of the Common Stock underlying such options if the options were exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted. These rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. The exercise price of these options was equal to the closing market price of the Common Stock on the date of grant.

(2)  Represents   options   granted  on  May  18,  2000  which  are  subject  to
     shareholders' approval at the Company's annual meeting.

(3) Represents options granted on May 18, 2000, 50% of which are subject to shareholders' approval at the Company's annual meeting.

     The following table sets forth information for each of the Named Executive Officers with respect to the value of options exercised during the fiscal year ended June 30, 2000 and the value of outstanding and unexercised options held as of June 30, 2000, based upon the market value of the Common Stock of $24.50 per share on that date.

                                 Aggregated Option Exercises in Last Fiscal Year
                                       and Fiscal Year-End Option Values

                                                                       Shares Underlying               Value of Unexercised
                                                                          Options at                   In-the-Money Options
                                      Shares          Value            Fiscal Year End (#)               at Year End ($)(2)
                                   Acquired On       Realized     ------------------------------  ------------------------------
 Name                              Exercise (#)       ($)(1)       Exercisable    Unexercisable    Exercisable    Unexercisable
 -------------------------       ---------------  --------------  -------------  ---------------  -------------  ---------------
 David M. Goldenberg                      ---            ---          425,000       500,000         8,527,500       7,099,750
 Cynthia L. Sullivan                   82,000      2,178,940(3)        85,000       185,000(5)      1,681,200       1,779,950
 Hans J. Hansen                       186,250      1,719,827           50,000        26,750(5)      1,030,750         455,963
 Joseph E. Presslitz(6)               141,000      2,276,408              ---           ---               ---             ---
 -------------------------


(1) Represents the difference between the closing market price of the Common Stock on the date of exercise and the exercise price per share of in-the-money options, multiplied by the number of shares acquired upon exercise. The calculation does not reflect the effect of any income taxes which may be due on the value realized.

(2) Represents the difference between the closing market price of the Common Stock at June 30, 2000 of $24.50 per share and the exercise price per share of in-the-money options, multiplied by the number of shares which could be acquired at June 30, 2000.

(3) Included in this amount is $657,722 paid to the Company by Cynthia L. Sullivan with respect to the 20,000 shares exercised under Section 16(b) of the Securities Exchange Act of 1934.

(4) Included are 250,000 options granted on May 18, 2000 which are subject to shareholders' approval at the Company's annual meeting.

                                                        (footnotes on next page)

(footnotes from previous page)

(5) Included are 75,000 options granted on May 18, 2000 which are subject to shareholders' approval at the Company's annual meeting.

(6) The employment of Mr. Presslitz ended prior to June 30, 2000. All options outstanding, whether or not vested, expired upon termination of employment.

     The Board of Directors recommends that the Stockholders vote FOR the amendment of the Plan to authorize and issue an additional five million shares of Common Stock.

Performance Graph

     The following graph illustrates a comparison of the cumulative stockholder return (change in stock price plus reinvested dividends) of the Common Stock with the Nasdaq Pharmaceutical Stock Index (the "Nasdaq Pharmaceutical Index") and the Nasdaq Stock Market Index (U.S.) (the "Nasdaq Composite Index"). The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible performance of the Common Stock.

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
            IMMUNOMEDICS, INC., THE NASDAQ STOCK MARKET-US INDEX AND
                         THE NASDAQ PHARMACEUTICAL INDEX

      (THE FOLLOWING TABLE REPRESENTS THE PLOT POINTS OF AN ACTUAL GRAPH)

                                         6/30/95       6/30/96      6/30/97       6/30/98       6/30/99      6/30/00
                                        ---------     ---------    ---------     ---------     ---------    ---------
 Immunomedics                             $100          $389         $184          $187          $ 62         $1,032
 NASDAQ Composite                          100           128          156           206           296            437
 NASDAQ Pharmaceutical                     100           147          150           153           214            481


     This chart above assumes $100 was invested on June 30, 1995 in the Common Stock, the securities comprising the Nasdaq Pharmaceutical Index and the securities comprising the Nasdaq Composite Index, with reinvestment of any dividends.

Retirement Plan

     The Company  maintains a retirement  plan  established  in conformity  with
Section 401(k) of the Internal Revenue Code. All employees of the Company are eligible to participate in the retirement plan and may (but are not obligated
to) contribute a percentage of their salary to the retirement plan, subject to certain limitations. Each year, the Company may contribute to the retirement plan a percentage of each employee's contribution to the retirement plan, which does not exceed 5% of the employee's salary. The Company may also make an additional contribution to the retirement plan. Employee contributions vest immediately. Company contributions vest 20% after two years from the date of date of hire and, thereafter, at the rate of 20% per year for the following four years. A participant also becomes fully (100%) vested upon death, retirement at age 65 or becomes disabled while an employee. Benefits are paid following termination of employment or upon owing of financial hardship. It is not possible to estimate the benefits that any participant may be entitled to under the retirement plan since the amount of such benefits will be dependent upon, among other things, future contributions by the Company, future net income earned by the contributions and forfeitures on future terminations of employment. In each of the last three fiscal years, the Company has not contributed to the retirement plan in excess of $2,000 per year for any officer of the Company.

Agreement with Executive Officer

     The Company has not entered into any compensatory arrangement pursuant to which any Executive Officer of the Company will receive payments from the Company as a result of the Executive Officer's resignation, retirement or termination of employment or as a result of a change in control of the Company, except as set forth below.

Amended and Restated Employment Agreement with Dr. Goldenberg

     On  November  1,  1993,  the  Company  and Dr.  Goldenberg  entered  into a five-year employment agreement (the "Agreement"), with an additional one-year assured renewal and thereafter automatically renewable for additional one-year periods unless terminated by either party as provided in the Agreement. Dr. Goldenberg will continue to serve as the Company's Chairman and will receive an annual base salary of not less than $220,000, subject to increases as determined by the Board of Directors. The Board of Directors increased Dr. Goldenberg's annual base salary to $300,000, effective July 1, 2000. Dr. Goldenberg's employment agreement was extended for a five-year period which expires on October 31, 2003. Further, the Company acknowledged and approved Dr. Goldenberg's continuing involvement with CMMI and IBC Pharmaceuticals, LLC. ("IBC"), the Company's joint venture with Beckman Coulter, Inc.

     Pursuant to the Agreement, Dr. Goldenberg is required to devote as much time as is reasonably necessary to fulfill the duties contemplated by that Agreement. Additionally, the Agreement provides that Dr. Goldenberg may engage in other business, general investment and scientific activities provided such activities do not materially interfere with the performance of any of his obligations under the Agreement, allowing for those he presently performs for CMMI, as further discussed below. The Agreement extends the ownership rights of the Company to, with an obligation to diligently pursue, all ideas, discoveries, developments and products in the entire medical field, which, at any time during his past or continuing employment by the Company (but not when performing services for CMMI), Dr. Goldenberg has made or conceived or hereafter makes or conceives, or the making or conception of which he has materially contributed to or hereafter contributes to, all as defined in the Agreement (collectively "Goldenberg Discoveries").

     Further, pursuant to the Agreement, Dr. Goldenberg will receive incentive compensation of 0.5% on the first $75,000,000 of all defined Annual Net Revenue of the Company and 0.25% on all such Annual Net Revenue in excess thereof (collectively "Revenue Incentive Compensation"). Annual Net Revenue includes the proceeds of certain dispositions of assets or interests therein (other than defined Undeveloped Assets), including defined Royalties, certain equivalents thereof and, to the extent approved by the Board, non-royalty license fees. Revenue Incentive Compensation will be paid with respect to the period of Dr. Goldenberg's employment, and two years thereafter, unless he unilaterally terminates his employment without cause or he is terminated by the Company for cause. With respect to the period that Dr. Goldenberg is entitled to receive Revenue Incentive Compensation on any given products, it will be in lieu of any other percentage compensation based on sales or revenue due him with respect to such products under this Agreement or the existing License Agreement between the Company and Dr. Goldenberg (described below). With respect to any periods that Dr. Goldenberg is not receiving such Revenue Incentive Compensation for any products covered by patented Goldenberg Discoveries or by certain defined Prior Inventions of Dr. Goldenberg, he will receive 0.5% on cumulative annual net sales of, and royalties, certain equivalents thereof, and, to the extent approved by the Board, other consideration received by, the Company for such products, (collectively, "Annual Net Revenues"), up to a cumulative annual aggregate of $75,000,000 and 0.25% on any cumulative Annual Net Revenue in excess of $75,000,000 (collectively "Incentive Payments"). A $100,000 annual minimum payment will be paid in the aggregate against all Revenue Incentive Compensation and Incentive Payments and any payments under the License Agreement (discussed below).

     Dr. Goldenberg will also receive a percent, not less than 20%, to be determined by the Board, of net consideration (including license fees) which the Company receives for any disposition, by sale, license or otherwise (discussions directed to which commence during the term of his employment plus two years) of any defined Undeveloped Assets of the Company which are not budgeted as part of the Company's strategic plan. Pursuant to this provision, Dr. Goldenberg received an indirect 20% interest in IBC.

     Under the Agreement, Dr. Goldenberg is not entitled to any incentive compensation with respect to any products, technologies or businesses acquired from third parties for a total consideration in excess of $5,000,000, unless the Company had made a material contribution to the invention or development of such products, technologies or businesses prior to the time of acquisition. Except as affected by a defined Change in Control or otherwise approved by the Board of Directors, Dr. Goldenberg would also not be entitled to any incentive compensation based on defined Annual Net Revenue of the Company or any Incentive Payments with respect to any time during his term of employment (plus two years, unless employment is terminated by mutual agreement or by Dr. Goldenberg's death or permanent disability) that he is not the direct or beneficial owner of shares of the Company's voting stock with an aggregate market value of at least twenty times his defined annual cash compensation.

License Agreement with Dr. Goldenberg

     Pursuant to a License Agreement between the Company and Dr. Goldenberg, Dr. Goldenberg licensed to the Company certain patent applications owned by him at the time of the Company's formation in exchange for a royalty in the amount of 0.5% of the first $20,000,000 of annual net sales of all products covered by any of such patents and 0.25% of annual net sales of such products in excess of $20,000,000. As discussed above, the Agreement with Dr. Goldenberg extends the ownership rights of the Company to the Goldenberg Discoveries.

Life Insurance for Dr. Goldenberg

     The Company has also agreed with Dr. Goldenberg to maintain in effect for his benefit a $2,000,000 whole life insurance policy. If Dr. Goldenberg retires from the Company on or after his agreed retirement (age 62), or if his employment ends because of permanent disability, the Company must pay all then outstanding loans, if any, made under such policy, and assign such policy to Dr. Goldenberg in consideration of the services previously rendered by Dr. Goldenberg to the Company. If the employment of Dr. Goldenberg ends for any other reason, except for cause, Dr. Goldenberg has the option to purchase such policy for a price mutually agreed upon by him and the Board of Directors, but not to exceed the cash value thereof less any outstanding policy loans, or he may purchase such policy at its full cash value, less any outstanding loans, with the purchase price to the paid out of the proceeds of the policy or any earlier payment or withdrawal of all or any portion of its net cash value. The Company also currently maintains $4,000,000 of key man life insurance on Dr. Goldenberg for the benefit of the Company.

     A trust created by Dr. Goldenberg has purchased a $10,000,000 whole life policy on his life. The policy provides funds which may be used to assist Dr. Goldenberg's estate in settling estate tax obligations and thus potentially reducing the number of shares of the Common Stock the estate may be required to sell over a short period of time to raise funds to satisfy such tax obligations. This policy was purchased in September 1994 to replace three policies aggregating $20,000,000 which had been in effect since November 1991 covering the second-to-die of Dr. Goldenberg and his then wife. Upon cancellation of these three policies, the cash surrender value of the policies was reinvested into the new policy. During what is estimated to be a 15-year period, the Company is obligated to pay $143,000 per year towards premiums, compared to an equivalent $250,000 commitment under the previous policies, in addition to amounts required to be paid by Dr. Goldenberg. The Company has an interest in this new policy up to the cumulative amount of premium payments made by it under the old and new policies, which, through September 30, 2000, amounted to $1,552,000. If Dr. Goldenberg's employment terminates, and the policy is not maintained, the Company would receive payment of only its invested cumulative premiums, up to the amount of cash surrender value in the policy.

The Center for Molecular Medicine and Immunology

     The Center for Molecular Medicine and Immunology ("CMMI") (also known as the Garden State Cancer Center) is a non-profit corporation located in Belleville, New Jersey. CMMI was established in 1983 by Dr. Goldenberg and is devoted primarily to cancer research. Dr. Goldenberg was the original founder of, and currently serves as President and a member of the Board of Trustees of CMMI. Dr. Goldenberg devotes more of his time working for CMMI than for the Company. Certain consultants to the Company have employment relationships with CMMI and Dr. Hans Hansen, an officer of the Company, is an Adjunct Member at CMMI. Despite these relationships, CMMI is independent of the Company and its management and fiscal operations are the responsibility of its Board of Trustees.

     The Company's product development has involved, to varying degrees, CMMI for the performance of certain basic research and patient evaluations. CMMI performs pilot and pre-clinical trials in product areas of importance to the Company. In addition, CMMI conducts basic research and patient evaluations in a number of areas of potential interest to the Company the results of which are made available to the Company pursuant to a collaborative research and license agreement (the "Research Agreement"). If such research results in the development of a potential product, the Company has a right of first negotiation to obtain a worldwide exclusive license to produce and market the product (including the right to grant sublicenses), unless developed by CMMI under a research and development contract with a third party. In consideration for such rights, the Company pays CMMI an annual license fee of $200,000. If the Company exercises this right with respect to a product, it must pay to CMMI a royalty, to be negotiated in good faith at the time the license is obtained. To date, no products have been licensed from CMMI.

     The potential for conflict of interest exists in connection with the relationship between the Company and CMMI, and the provisions of the agreement between the Company and CMMI have been designed to prevent such conflicts of interest. The Company and CMMI have agreed that neither will have any right, title or interest in or to the research grants, contracts or other agreements obtained by the other party. The decision as to whether a potential product has reached the stage of development such that it must be offered by CMMI to the Company is made by the executive committee of the Board of Trustees of CMMI, and Dr. Goldenberg has agreed not to participate in the determination of any such issue. In addition, the decision by the Company as to whether or not to exercise its right of first negotiation or release any potential product offered by CMMI is determined by the majority vote of the Board of Directors (or a subcommittee thereof), and, again, Dr. Goldenberg has also agreed not to participate in the determination of any such issue.

     The Company also has made grants, totaling $200,000 in the fiscal years ending June 1998 and 1999 to CMMI in support of the research and clinical work being performed at CMMI, such grants to be expended in a manner deemed appropriate by the Board of Trustees of CMMI. The Company also supplies CMMI with laboratory materials and supplies at cost or, if provided in connection with collaborative research efforts, at no charge to CMMI and has donated to CMMI surplus equipment no longer used by the Company.

4. OTHER MATTERS

     As of the date of this proxy statement, the Board of Directors does not know of any other business to be presented for consideration at the Annual Meeting. However, the accompanying proxy gives discretionary authority if other matters properly come before the Annual Meeting, and the persons named in the accompanying proxy intend to vote thereon in accordance with their best judgment.

     The Company will furnish, without charge, to each person whose proxy is being solicited, upon written request, a copy of its Annual Report on Form 10-K for the fiscal year ended June 30, 2000, as filed with the Securities and Exchange Commission, including the financial statements, notes to the financial statements and the financial schedules contained therein. Copies of any exhibits thereto also will be furnished upon the payment of a reasonable duplicating charge. Written requests for copies of any such materials should be directed to Immunomedics, Inc., 300 American Road, Morris Plains, New Jersey 07950;
Attention: Investor Relations.

STOCKHOLDERS PROPOSALS FOR NEXT ANNUAL MEETING

     Stockholders of the Company wishing to include proposals in the proxy material relating to the 2001 Annual Meeting of Stockholders of the Company must submit the same in writing so as to be received at the principal executive office of the Company (to the attention of the Secretary) on or before August 3, 2001 for such proposal to be considered for inclusion in the proxy statement for such meeting. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

     The Governance and Nominating Committee (or the full Board of Directors acting in such capacity) will consider nominees recommended by stockholders of the Company for election as a Director at the 2001 Annual Meeting of Stockholders of the Company, provided that any such recommendation is submitted in writing, not less than 60 nor more than 120 days before the anniversary date of the 2000 Annual Meeting of Stockholders, to the Committee, c/o the Secretary of the Company, at the Company's principal executive offices, accompanied by a description of the proposed nominee's qualifications and other relevant biographical information and an indication of the consent of the proposed nominee to serve. In recommending candidates, the Governance and Nominating Committee seeks individuals who possess broad training and experience in business, finance, law, government, medicine, immunology, molecular biology, management or administration and considers factors such as personal attributes, geographic location and special expertise complementary to the background and experience of the Board as a whole.

SOLICITATION AND EXPENSES

     The Company will bear the cost of the Annual Meeting and the cost of soliciting proxies, including the cost of mailing the proxy materials. In addition to solicitation by mail, Directors, officers and regular employees of the Company (who will not be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxies and proxy material to their principals and the Company will reimburse them for their expenses.


                                       By Order of the Board of Directors,



                                       DAVID M. GOLDENBERG
                                       Chairman and Chief Executive Officer
October 18, 2000

                                    EXHIBIT A
                               IMMUNOMEDICS, INC.

                             1992 STOCK OPTION PLAN

     1. Purpose of Plan. The purpose of this 1992 Stock Option Plan is to promote the interests of Immunomedics, Inc. and its stockholders by encouraging employees, consultants, members of the Corporation's Scientific Advisory Board, if any, and any members of the Corporation's Board of Directors to acquire a proprietary interest in the Corporation, thereby increasing the personal interest and special effort of such persons to achieve sound growth and profitability for the Corporation, and to enhance the Corporation's efforts to attract and retain competent Employees, Consultants, Directors and Advisors (as defined below).

     2. Definitions. The following terms when used herein shall have the meanings set forth below, unless a different meaning is plainly required by the context:

          Advisor. A person who has been appointed to and continues to serve on the Corporation's Scientific Advisory Board.

          Board. The Board of Directors of the Corporation.

          Code. The Internal Revenue Code of 1986, as it has been and may be amended from time to time. Reference to any section of the Code shall include any provision successor thereto.

          Committee. The Committee provided for in Section 8.

          Common Stock. Shares of the Corporation's common stock, par value $.01 per share, and any other shares of common stock from time to time authorized pursuant to the Corporation's Certificate of Incorporation, as amended.

          Consultant. A person performing consulting or advisory services to the Corporation who is not an Employee or a Director.

          Corporation. Immunomedics, Inc., a Delaware corporation.

          Director. A person who has been elected to and continues to serve on the Board.

          Employees. Officers and other persons employed by the Corporation, as determined by the Board or the Committee from time to time.

          Employment Termination Date. The date upon which the employment of the Optionee with the Corporation terminates, the date the Optionee's service as a Director terminates, the date the Optionee's service as an Advisor terminates, or the date the Optionee's serves in more than one of the foregoing capacities, the last of such dates to occur.

          Incentive Option. An option defined in Section 422A of the code, which meets the requirements of Sections 5 and 6.

          Non-Qualified Option. An option which meets the requirements of Sections 5 and 6.

          Option. An Incentive Option or a Non-Qualified Option granted to an Optionee pursuant to the Plan.

          Option Agreement. A written agreement between the Corporation and an Optionee evidencing the grant of an Option and containing terms and conditions concerning the exercise of the Option.

          Option Price. The price to be paid for shares of Common Stock being purchased pursuant to the exercise of an Option.

          Option Settlement. The cash, shares of Common Stock, or a combination thereof, which may be paid to an Optionee pursuant to Section 7.

          Optionee. An Employee, Director, Consultant or Advisor who has been granted an Option. Also includes the personal representative, heir or legatee of an Optionee who has the right to exercise an Option upon the death of an Optionee.

          Outside Directors. A Director who is not also an Employee.

          Plan. The 1992 Stock Option Plan provided for herein, as it may be amended from time to time.

          Value. The price of the last sale of the Common Stock on the NASDAQ automated quotation system on the date fair market value is to be determined or, if the Common Stock is not listed on the NASDAQ, the closing bid price (or the average of the closing bid price and asked price) on the exchange or system on which the Common Stock is listed or as quoted by the principal market-maker of the Common Stock; if the Common Stock cannot be valued by any of the foregoing methods, fair market value shall be as determined by the Committee.

     3. Eligibility and Participation. Persons eligible to receive Options under the Plan shall be Employees, Directors, Consultants or Advisors selected by the Committee; provided, Incentive Options shall be granted to Employees only; and, provided further, that the Outside Directors shall receive Options only as set forth in Section 8 of this Plan. In determining persons to whom Options, both Incentive and Non-Qualified, shall be granted, the number of shares to be covered by each Option, and whether the Option shall be an Incentive Option or a Non-Qualified Option, or both, the Committee shall take into account the duties of the respective persons, their present and potential contribution to the success of the Corporation, their anticipated number of years of active service remaining and such other factors as it deems relevant in connection with accomplishing the purposes of the Plan. A person who has been granted an Option may be granted an additional Option or Options as the Committee shall so determine.

     4. Shares Subject to the Plan. The shares to be offered under the Plan shall be the Common Stock, which shares may be authorized but unissued shares or treasury shares. Subject to the adjustments provided for in Section 9, the aggregate number of shares of Common Stock to be delivered upon exercise of all Options granted under the Plan, shall not exceed 3,000,000 shares. Shares of Common Stock subject to, but not delivered under, an Option terminating or expiring for any reason prior to the exercise thereof in full, shall be deemed available for Options thereafter granted during the term of the Plan.

     5. Terms and Conditions of All Options. All Options granted hereunder shall be issued subject to the following terms and conditions:

          a. Non-Qualified Options may be granted to any Optionee. Incentive Options shall be granted only to Employees. No Incentive Options shall be granted to any Optionee who immediately after the granting of an Incentive Option owns more than 10% of the issued and outstanding Common Stock, unless such Incentive Option is granted with an Option Price of not less than 110% of the Value of the Common Stock at the time of the grant of the Option. For the purpose of this Section 5.a. and Section 6.d., an Optionee is considered as owning all of the Common Stock owned by his brothers, sisters, spouse, ancestors and lineal descendants and his pro rata share of all Common Stock owned by corporations, partnerships, estates and trusts in which he has an interest.

          b. All Options (other than those granted to Consultants) shall be first exercisable as to 25% of the total number of shares of Common Stock underlying such Option on the first anniversary of the date of grant, and to an additional 25% of such shares on each of the second, third and fourth anniversaries of such date of grant.

          c. If the Option is an Incentive Option, the aggregate Value (determined at the time the Incentive Option is granted) of the Common Stock with respect to which Incentive Options granted hereunder and incentive stock options granted under any other plan of the Corporation (or any parent or subsidiary thereof) are exercisable by the Optionee for the first time in any calendar year shall not exceed $100,000.

          d. Options shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by him.

          e. Upon an Employment Termination Date (other than as a result of the death of the Optionee), the Options held by such Optionee at such date shall terminate; provided; however, that the Committee, in its sole and uncontrolled discretion, may extend such termination of the Options until a date not more than three months after such Employment Termination date, or if such termination is as a result of the Optionee's permanent and total disability (as that term is defined in Section 105(d)(4) of the code and referred to herein as "Disability") until a date not more than one year after such Employment Termination Date. The Committee may, in specific cases and in its sole and uncontrolled discretion, permit the exercise by an Optionee, within such three and 12 month periods of all or part of the Options which was not exercisable on the Employment Termination Date.

          f. In the event of the Optionee's death prior to his Employment Termination Date or, if the termination date of such Option has been extended for three months or more in accordance with subsection 5.e hereof, his death during such extended period, the Option shall terminate upon the earlier to occur of (i) 12 months after the date of the Optionee's death, (ii) the Option's expiration date, or (iii) such other date as shall be specified in the Option Agreement. The Option shall be exercisable during such period after the Optionee's death with respect to the number of shares as to which the Option shall have been exercisable on the date immediately preceding the Optionee's death.

          g. Any exercise or attempt to exercise any Option by an Optionee, and any request for any Option Settlement in accordance with
               Section 7 hereof, during a period commencing 180 days prior to the termination of such Optionee's employment or other relationship with the Company for any reason and ending 90 days after such termination, shall be subject to the Company's right to (i) deny the exercise of such Option or such request, (ii) rescind the exercise of such Option (if the Option has been exercised but the underlying shares of Common Stock have not been sold), or (iii) be paid by the Optionee, upon the demand of the Company, the amount of any Option Settlement paid and the amount of profits (i.e., the difference between the exercise price of the Option and the sale price of the Common Stock acquired upon such exercise) received by the Optionee as a result of the exercise of such Option if such Option has been exercised and the underlying shares of Common Stock have been sold. The right of the Company provided in the foregoing sentence may be exercised only (i) on or prior to the ninetieth day after termination of the employment or other relationship of the Optionee with the Company and (ii) if the Board of Directors determines, in good faith, that the Optionee has breached a material duty or obligation to the Company.

     6. Terms and Conditions of Option Agreement. The Committee shall have the power, subject to the limitations contained in this Plan, to prescribe additional terms and conditions in respect of the granting or exercise of any Option under the Plan and in particular shall prescribe the following terms and conditions, which shall be contained in the Option Agreement for such Option:

          a.   Whether  the  Option is an  Incentive  Option or a  Non-Qualified
               Option.

          b. The number of shares of Common Stock to which the Option pertains.

          c. The exercise price of the Option, which shall not be less than 100% of the Value of the Common Stock at the time of the grant of the Option, except as provided in Section 5.a.

          d. The term of the Option, which shall not exceed 10 years from the date on which the Option is granted; provided, if the Optionee owns more than 105 of the issued and outstanding Common Stock, and the Option is an Incentive Option, the term shall not exceed five years.

          e. The method or time when the Option may be exercised in whole or in part, for Options granted to Consultants.

          f. Whether the Option Price may be paid in whole or in part in shares of Common Stock then owned by the Optionee.

          g. For a Non-Qualified Option, the provisions for the withholding of Federal, state and local income or other taxes which shall be due in connection with the exercise of the Non-Qualified Option.

          h. Each Option Agreement shall provide that, upon request by the Committee for such a representation, the Optionee shall deliver to the Committee at the time of any exercise of an Option or portion thereof, a written representation that the shares of Common Stock to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such request, delivery of such representation prior to the delivery of any shares of Common Stock issued upon exercise of an Option and prior to the expiration of the Option period shall be a condition precedent to the right of the Optionee or such other person to purchase any shares.

     7. Option Settlement Provisions. Each Optionee may request that, in lieu of exercising an Option, he receive shares of Common Stock, cash, or a combination of Common Stock and cash, having a fair market value equal to the amount by which the Value of the shares of Common Stock subject to the Option at the time of such request exceeds the Option Price (the "Option Settlement"), as follows:

          a. The request of the Optionee shall be in a writing delivered to the Committee during the period commencing with the third day after, and ending with the twelfth day after the release by the Corporation quarterly or annual summary statements of earnings of the Corporation.

          b. The Committee shall, in its sole discretion, determine whether to permit an Optionee to receive an Option Settlement in lieu of exercising the Option and, if the Committee determines to permit the Optionee to receive an Option Settlement, the Committee, in its sole discretion, shall determine what portion of the Option Settlement shall be in cash and what portion shall be in shares of Common Stock.

          c.   For  the  purpose  of  determining   the  amount  of  the  Option
               Settlement, the Value of a share of the Common Stock shall be determined on the date the written request referred to in Section 7.a. is received by the Committee; provided, that the amount of the Option Settlement shall not exceed twice the Option Price of the shares of Common Stock under the Option being cancelled. For example, if the Option Price per share is $7, the Option Settlement cannot exceed $14 per share.

          d. Upon the payment of an Option Settlement, the Option with respect to which the Option Settlement was paid shall be cancelled the same as if the Option had been exercised in full.

     8. Administration of Plan.

          a. The Plan shall be administered by a committee (the "Committee") comprised of all of the Corporation's Outside Directors. Such persons shall be "disinterested persons" as such term is defined by Rule 16b-3 promulgated under the Securities Act of 1934, and shall receive options under the plan only as set forth in subsection 8.c. below. The Committee shall be comprised of at least two persons.

          b. Subject to such orders or resolutions not inconsistent with the provisions of the Plan, as may from time to time be issued or adopted by the Board, the Committee shall have full power and authority to interpret the provisions and supervise the administration of the Plan. All decisions, determinations and selections made by the Committee pursuant to the provisions of the Plan and applicable existing orders or resolutions of the Board shall be final. Each Option granted shall be evidenced by an Option Agreement containing such terms and conditions that may be approved by the Committee and which shall not be inconsistent with the Plan and the orders and resolutions of the Board with respect thereto.

          c. Outside Directors shall be granted Options under the Plan only in accordance with the formula set forth below:

               (i) Outside Directors shall be granted an Option to purchase 10,000 shares of Common Stock upon the date of his election or appointment to the Board for the first time.

               (ii) On each  July 1 during  the term of the Plan,  each  Outside
                    Director who has been a Director for not less than twelve months prior to such date shall be granted an Option to purchase 10,000 shares of Common Stock, and each Outside Director who has been a Director for at least three months but less than twelve months prior to the date of grant, shall receive an Option to purchase such number of shares of Common Stock determined by multiplying 10,000 times a fraction, the denomination of which is twelve and the numerator of which is the number of complete months which such person has served as a Director.

               (iii)All  Options  granted  to  Outside  Directors  shall  (1) be
                    Non-Qualified Options, (2) be exercisable at a price equal to the Value at the date of grant and (3) be exercisable for a term of 10 years.

               The provisions of this Section 8 shall not be amended more than once every six months, other than to comport with changes in the Code or the rules thereunder. Notwithstanding the forgoing, the number of shares underlying the options to be granted pursuant to the formula set forth in this Section 8.c., shall be adjusted upon the occurrence of any event referred to in Section 9 hereof as provided in such section.

     9. Adjustments Upon Changes in Capitalization. Notwithstanding the limitation set forth in Section 4, in the event of a merger, consolidation, reorganization, stock dividend, stock split or other change in corporate structure or capitalization affecting the Common Stock, the Committee shall make an appropriate adjustment in the maximum number of shares available under the Plan or to any one individual and in the number, kind, Option Price, and other terms relating to shares of Common Stock subject to Options granted under the Plan. Any such adjustment shall be made so as not to constitute a modification, extension or renewal of the Option within the meaning of Section 425(h) of the Code.

     10.  Time of  Granting  Options.  Except for  Options  granted  pursuant to
Section 8 hereof, nothing contained in the Plan or in any resolution adopted or to be adopted by the Board or by the stockholders of the Corporation, and no action take by the Committee (other than the granting of a specific Option), shall constitute the granting of an Option hereunder. The granting of an Option pursuant to the Plan shall take place on the date such Option is approved by the Committee.

     11. Amendment and Discontinuance. The Board may, subject to the limitation set forth in Section 8.c., discontinue, amend, alter or suspend the Plan, but may not, without the approval of the holders of a majority of all the issued and outstanding shares of Common Stock present either in person or by proxy at a meeting duly held for that purpose, make any alteration or amendment thereof which operates (a) to withdraw supervision of the administration of the Plan from the Committee, (b) to increase the total number of shares of Common Stock for which Options may be granted under the Plan, except as resulting from the operation of Section 9, (c) to extend the maximum option period provided in
Section 6.d., (d) to decrease the minimum Option Price provided in Section 6.c., or (e) extend the class of Optionees permitted to be granted Options. Any Option which is outstanding under the Plan at the time of its amendment or termination shall remain in effect in accordance with its terms and conditions and those of the Plan as in effect when the Option was granted.

     12. Merger, Consolidation or Sale of Assets or Stock. In the event that (i) the Corporation merges or consolidates with another corporation or entity which results in the Corporation not being the surviving corporation or entity, (ii) all or substantially all of the Corporation's assets are acquired by another Corporation or entity, (iii) the Corporation is liquidated or dissolved, or (iv) there is a sale of shares of Common Stock as a result of which any one person or entity, or any group of persons or entities which are affiliated or which are acting in concert, becomes the beneficial owner of in excess of fifty percent of the then outstanding shares of Common Stock, then each Optionee shall have the right, immediately prior to any such event, to exercise any Option granted hereunder, in whole or in part, as to the full number of shares which such Optionee would otherwise have been able to purchase during the remaining term of the Option, whether or not otherwise exercisable at such time according to its terms. In addition, any Optionee may request to receive at such time an Option Settlement, as provided in Section 7, notwithstanding that such election is not made during the period set forth in Section 7.a. Upon the occurrence of any such merger, consolidation or sale of assets, the surviving or acquiring corporation or entity shall, subject to the provisions of the following sentence, adopt the Plan and upon the exercise of an Option after the closing of such transaction, the Optionee shall, at no additional cost (other than the Option Price), be entitled to receive, in lieu of shares of Common Stock, the number and class of shares of capital stock or other securities to which the Optionee would have been entitled pursuant to the terms of the merger or consolidation if immediately prior thereto the Optionee had been the holder of record of such number of shares of Common Stock as such Optionee would otherwise have been able to purchase during the remaining term of the Option, whether or not otherwise exercisable at such time according to its terms. If such surviving or acquiring corporation or entity does not adopt the Plan, such corporation or entity shall terminate all outstanding Options under the Plan by paying the holders thereof, in cash, the difference between the aggregate Option Price of the Options and the price per share paid for or allocated to the shares of Common Stock in such transaction.

     13. Effectiveness and Termination of the Plan.

          a. The Plan shall become effective upon adoption by the Board. The Plan shall be rescinded and all Options granted hereunder shall be null and void unless within 12 months from adoption of the Plan it shall have been approved by a vote of the holders of a majority of all the issued and outstanding shares of Common Stock present either in person or by proxy at a meeting duly held for such purpose.

          b.   The Plan shall terminate on the earliest to occur of:

               (i) The date when all the shares of Common Stock available under the Plan shall have been acquired through the exercise of Options granted under the Plan, or the payment of Settlement Options in lieu of such exercise;

               (ii) 10  years  after  the  date of  adoption  of the Plan by the
                    Board; or

               (iii) such other date as the Board shall determine.

     14. Governing Law. The provisions of the Plan shall be construed, administered and enforced according to the laws of the State of Delaware.

     15. Miscellaneous.

          a. The captions and section headings used herein are for convenience only, shall not be deemed part of the Plan and shall not in any way restrict or modify the context and substance of any section or paragraph hereof.

          b. The Plan shall be construed in such a fashion that all Incentive Options shall qualify as "incentive stock options" under Section 422A of the Code.

                              --------------------

     The Plan was adopted by the Board of Directors of Immunomedics, Inc. on September 10, 1992 and approved by the Stockholders of Immunomedics, Inc. on November 5, 1992.

                                RESOLUTION OF THE
                    BOARD OF DIRECTORS OF IMMUNOMEDICS, INC.

     WHEREAS, on or about November 5, 1992, the Shareholders of Immunomedics, Inc. authorized the adoption of the Immunomedics, Inc. 1992 Stock Option Plan (the "Plan"); and

     WHEREAS, Section 11 of the Plan, provides that the Board of Directors may effect certain amendments to the Plan without Shareholder approval (subject to certain limitations); and

     WHEREAS, the Board had determined that Section 5g of the Plan contains ambiguous language regarding the right of the Company to deny the benefits of options previously granted to employees who are voluntarily terminating their employment or who are terminated for cause; and

     WHEREAS, the Board has determined that it is in the best interests of the Company to clarify the language of Section 5g; and

     WHEREAS, the Board has further determined that such clarification will not constitute the creation of a new option or will not: (a) withdraw the supervision of the administration of the Plan from the Committee administering the Plan; (b) increase the total number of shares of Common Stock for which options may be granted under the Plan; (c) extend the maximum option period; (d) decrease the minimum Option Price; or (e) extend the class of Optionees permitted to be granted Options; and

     WHEREAS, the Board has determined that Shareholder Approval of this amendment to the Plan is not required.

     Therefore the Board hereby amends the Plan effective immediately to provide that the last full sentence of Section 5g of the Plan is deleted in its entirety and replaced with the following:

          "The right of the Company provided in the foregoing sentence may be exercised only (i) on or prior to the nineteenth day after termination of the employment or other relationship of the Optionee with the Company and
     (ii) if the Committee determines that the Optionee has voluntarily terminated his employment with the Company or the Optionee has been terminated for Cause for breaching Company policy or for a breach of a material duty or obligation to the Company."

     The Board directs that the Committee modify its Stock Option Agreement to reflect the above amendment and further directs that the Committee should notify all existing Optionees of this amendment.


                                                       /s/ DAVID M. GOLDENBERG
                                                      -------------------------
                                                       Dr. David M. Goldenberg


Dated: May 18, 2000

                               IMMUNOMEDICS, INC.

           PROXY - Annual Meeting of Stockholders -- December 6, 2000
                 (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

     Know All Men By These Presents, that the undersigned stockholder of Immunomedics, Inc. hereby constitutes and appoints David M. Goldenberg and Cynthia L. Sullivan, and each and either of them, the attorneys and proxies of the undersigned, with full power of substitution and revocation, to vote for and in the name, place and stead of the undersigned at the Annual Meeting of Stockholders of Immunomedics, Inc. to be held at the offices of Immunomedics, Inc., 300 American Road, Morris Plains, New Jersey on Wednesday, December 6, 2000, at 10:00 A.M., and at any adjournments thereof, the number of votes the undersigned would be entitled to cast if present:

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF KPMG LLP AS THE INDEPENDENT AUDITORS, AND THE APPROVAL OF THE PROPOSALS WITH REGARD TO THE 1992 OPTION PLAN.

                  (Continued and To Be Signed on Reverse Side)


[x] Please mark your votes as in this example.

-----------------------------------------------------------------------------------------------------------------------------------


                                      WITHHOLD
                                      AUTHORITY
                         FOR all     vote for all
                         nominees     nominees
                          listed       listed        Nominees:                                              FOR   AGAINST   ABSTAIN
                       -----------   ------------   --------------------------                             ----- --------- ---------
 1. Election of            [ ]          [ ]          01 - David M. Goldenberg     2. Ratification of the     [ ]    [ ]       [ ]
    Directors                                        02 - Morton Coleman             appointment of Inde-
    The Board of Directors                           03 - Marvin E. Jaffe            pendent Public
    recommends a vote FOR the nominees               04 - Richard R. Pivirotto       Accountants
    To withhold authority to vote for
    any individual nominee, write that                                            3. Amendment of the 1992   [ ]    [ ]       [ ]
    nominee's name in the space provided                                             Stock Option Plan
                                                                                     Authorization and
                                                                                     Issuance of an additional five million shares
    ------------------------------------
                                                                                  4. In their discretion, and upon such other
                                                                                     matters as may properly come before the
                                                                                     meeting.

                                                                                     Both of said attorneys and proxies, or their
                                                                                     substitutes (or if only one, that one) at said
                                                                                     meeting, or any adjournments thereof, may
                                                                                     exercise all of the powers hereby given. Any
                                                                                     proxy previously given is hereby revoked.

                                                                                     Receipt is acknowledged of the notice of the
                                                                                     Annual Meeting of Stockholders, the Proxy
                                                                                     Statement accompanying said Notice and the
                                                                                     Annual Report to Stockholders for the fiscal
                                                                                     year ended June 30, 2000.

                                                                                     In witness hereof, the Undersigned has signed
                                                                                     this proxy.

                                                                                     I do not wish to receive an Annual          [ ]
                                                                                     Report for this account at this address.

                                                                                     I plan to attend the Annual Meeting.        [ ]

                                                                                     I do not plan to attend the Annual Meeting. [ ]

                Signature of Stockholder ____________________________________   Dated: _______________________

                Signature of Stockholder ____________________________________   Dated: _______________________

NOTE:

        Signature(s) of stockholder(s) should correspond exactly with the names(s) shown. If stock is jointly held, both holders should sign. Attorneys, executors, administrators, trustees, guardians or others signing in a representative capacity should give their full titles. Proxies executed in the name of a corporation should be signed on behalf of the corporation by its president or other authorized officer. This Proxy, properly filled in, dated and signed, should be returned promptly in the enclosed envelope.

        Please sign exactly as name or names appear on this Proxy Card. When signing as attorney, executor, administrator, trustee, custodian or guardian, give full title. If there is more than one named stockholder, all should sign unless evidence of authority to sign on behalf of others is attached.

                      Please complete, sign, date and return the Proxy Card promptly in the enclosed, self-addressed, postage prepaid envelope.
